ALSTON&BIRD LLP

One Atlanta Center

1201 West Peachtree Street

Atlanta, Georgia 30309-3424

404-881-7000

Fax: 404-881-7777

www.alston.com

Laura G. Thatcher	Direct Dial: 404-881-7546	E-mail: Ithatcher@alston.com

March 18, 2005

UnumProvident Corporation

1 Fountain Square

Chattanooga, Tennessee 37402

Re:	Form S-8 Registration Statement —

UnumProvident Corporation Amended and Restated Employee Stock Purchase

Plan and the UnumProvident Corporation Amended and Restated Non-Employee

Director Compensation Plan of 2004

Ladies and Gentlemen:

We have acted as counsel for UnumProvident Corporation, a Delaware corporation (the “Corporation”), in connection with the referenced Registration Statement on Form S-8 (the “Registration Statement”) being filed by the Corporation with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and covering 2,500,000 shares of the Corporation’s Common Stock, $.10 par value (“Common Stock”), that may be issued pursuant to the UnumProvident Corporation Amended and Restated Employee Stock Purchase Plan and the UnumProvident Corporation Amended and Restated Non-Employee Director Compensation Plan of 2004 (collectively, the “Plans”). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

We have examined the Plans, the Restated Certificate of Incorporation of the Corporation, the Amended and Restated Bylaws of the Corporation, records of proceedings of the Board of Directors of the Corporation deemed by us to be relevant to this opinion letter, the Registration Statement and other documents and agreements we deemed necessary for purposes of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Corporation and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

This opinion letter is provided to the Corporation and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement. The only

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UnumProvident Corporation

March 18, 2005

opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution, and we do not express any opinion herein concerning any other laws.

Based on the foregoing, it is our opinion that the 2,500,000 shares of Common Stock covered by the Registration Statement and to be issued pursuant to the Plans, when issued in accordance with the terms and conditions of the Plans, will be legally and validly issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely, ALSTON & BIRD LLP

By:	/s/ Laura G. Thatcher
Laura G. Thatcher Partner